Exhibit 5.1

[Perkins Coie LLP Letterhead]
May 7, 2020

Zillow Group, Inc.
1301 Second Avenue, Floor 31
Seattle, Washington 98101

Re: Registration Statement on Form S-8 of shares of Class C capital stock, par value $0.0001 per share, of Zillow Group, Inc.
Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to 12,400,000 shares of Class C capital stock, par value $0.0001 per share (the “Shares”), of Zillow Group, Inc. (“Zillow Group”) that may be issued under the Zillow Group 2020 Incentive Plan (the “Plan”). The Plan was previously approved by the Board of Directors of Zillow Group in March 2020. Effectiveness of the Plan is subject to shareholder approval at the 2020 Annual Meeting of Shareholders scheduled to be held on June 9, 2020.

We have examined the Registration Statement and such documents and records of Zillow Group as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, including shareholder approval of the Plan, we are of the opinion that any Shares that may be issued pursuant to the Plan, upon the registration by its registrar of such Shares and the issuance thereof by Zillow Group in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Perkins Coie LLP